Exhibit 99.1

1 March 19, 2018 Fiscal Year 2018 Second Quarter Investor Presentation

Safe Harbor Statement & Use of Non-GAAP Measures

This investor presentation dated March 19, 2018 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this investor presentation that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company's ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company's ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company's ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company's business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings are available in the Investor Relations section of our website under the "SEC Filings" tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP EBITDA financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company's business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Financial information for the periods ended January 31, 2018 and January 31, 2017 is unaudited.

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3 3 “This was a transformative quarter for our Company in that we acquired a profitable, growing market - leader in IWCO Direct. Together with ModusLink, our supply chain management operating unit, Steel Connect, is well - positioned to bring more highly - demanded services to businesses around the globe. With IWCO Direct, we essentially double the size of our Company while adding significant earnings and free cash flow. While ModusLink’s business is expected to be in a transition year due to certain planned client exits, on a consolidated basis, we expect to post positive EBITDA in fiscal 2018. We also see significant opportunities to drive growth and create value, both organically and through acquisitions in the years ahead.” -- Jim Henderson, CEO of Steel Connect, Inc. A Message from Our CEO

4 4 New Company Rebranded as Steel Connect x Corporate name change to Steel Connect more accurately reflects new holding company structure. Ticker symbol change to STCN became effective on February 27, 2018. x Two wholly - owned subsidiaries, each of which are market leaders in their respective fields. x ModusLink Corporation and IWCO Direct Holdings Inc. (“IWCO Direct”) will operate as two stand - alone businesses and where and when applicable leverage resources to help each other grow and create value.

5 5 Facts About the IWCO Direct Acquisition Purchase price • On December 15, 2017, I WCO Direct was acquired for total consideration of approximately $469.2 million, net of purchase price adjustments. F unding Acquisition Impact Sources and uses of funding • The acquisition was financed through a combination of proceeds from a $393.0 million term loan 1 issued pursuant to the C redit Facility with Cerberus Business Finance LLC (the “Cerberus Credit Facility”), a nd $76.2 million cash on hand, net of a $2.5 million receivable from escrow for working capital claims. The transaction price included one - time transaction incentive awards of $3.5 million paid to executives upon closing and paid transaction costs of $1.5 million. In addition to the term loan, the Cerberus Credit Facility also provided for a $25.0 million revolving credit facility 2 . Further, the Company cashed collateralized insurance letters of credit for $3.2 million. • We essentially doubled the size of our Company and added significant earnings and free cash flow. We added a market leader with industry - leading solutions, Fortune 500 clients and significant opportunities to drive both top - and bottom - line results. Sources of funds Existing cash reserves Cerberus term loan $ millions 76 .2 393 .0 Uses of funds Payment of principal & interest to debt holders Payment to equity holders Payment to IWCO Direct management $ millions 43 0.6 37 .8 3.5 Net working capital adjustment (2.5) Tot al $469 .2 O ther (0.2) To tal $46 9.2 1. In connection with obtaining the Credit Facility, t he Company incurred $1.3 million in debt issuance costs. 2. IWCO Direct borrowed $6.0 million under the revolving credit to fund working capital.

6 6 IWCO Direct Acquisition: Credit Facility Terms Over view Key Terms • The Cerberus Credit Facility has a maturity of five years. Borrowings under the Facility bear interest, at the Borrower’s option, at a Reference Rate plus 3.75% or a LIBOR Rate plus 6.5%. The initial interest rate under the Cerberus Credit Facility will be at the LIBOR Rate option. • The Term Loan under the Cerberus Credit Facility is repayable in consecutive quarterly installments, each of which will be in an amount equal per quarter of $1.5 million and each such installment to be due and payable, in arrears, on the last day of each quarter commencing on March 31, 2018 and ending on the earlier of (a) December 15, 2022 and (b) upon the payment in full of all obligations under the Financing Agreement with Cerberus and the termination of all commitments under the Financing Agreement with Cerberus. Covena nt Rev iew • Leverage ratio is key covenant: » Defined as all indebtedness minus qualified cash to consolidated adjusted EBITDA for any period of 4 consecutive fiscal quarters of the Parent and its Subsidiaries. » Sliding scale: December 31, 2017 to September 30, 2018: Ratio 6.25 to 1.00 March 31, 2019 to December 31, 2019: Ratio 5.50 to 1.00 March 31, 2020 to December 31, 2020: Ratio 5.00 to 1.00 March 31, 2021 to December 31, 2021: Ratio 4.50 to 1.00 March 31, 2022 and thereafter: Ratio 4.00 to 1.00 • First test date: March 31, 2018 Guaran tors Accoun ting Tr eatment • Borrowings under the Financing Agreement are fully guaranteed by IWCO Direct and each subsidiary of IWCO Direct, and are collateralized by substantially all the assets of IWCO Direct and a pledge of all of the issued and outstanding equity interests of each of IWCO Direct’s subsidiaries. • Accounted for as short - and long - term debt on the balance sheet. • Impact to income statement via interest expense. • Disclosed in cash flow statement under financings. • Disclosed in the notes to the financial statements.

7 7 IWCO Direct Historical Financial Summary ($’s in millions) 2014 2015 2016 2017 Total Sales $418.5 $464.4 $464.4 $464.5 Gross Profit $102.0 $120.6 $115.4 $132.3 Selling , General & Administrative Expenses (“SG&A”) $67.9 $66.3 $72.9 $79.5 Income Before Other (Income) Expense $34.1 $54.4 $42.5 $52.8 Net Income Before Income Taxes $5.5 $22.9 $6.8 $15.7 Income Tax Expense $2.0 $7.9 $2.6 $5.5 Net Income $3.6 $15.0 $4.2 $10.2 Interest, net Depreciation Income tax expense Amortization of intangible assets $28.2 $17.9 $2.0 $8.0 $31.0 $14.1 $7.9 $7.0 $35.1 $14.6 $2.6 $5.6 $13.4 $5.5 $37.0 $7.0 Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)* $59.6 $75.0 $62.0 $73.2 For the twelve months ended December 31, 2014 - 2016 financials (audited) / 2017 (unaudited) * See EBITDA and Adjusted EBITDA reconciliation on page 20.

8 8 About IWCO Direct □ A leader in direct marketing for nearly 50 years. □ One of the nation’s largest providers of data - driven marketing solutions. □ One of the industry’s most sophisticated postal logistics strategies for direct mail. □ Highly differentiated continuity and disaster recovery services through Mail - Gard. □ Partnering with Fortune 500 leaders in financial services, insurance, cable/MSO’s, retail, healthcare and diverse industry through customer loyalty programs. x Multichannel x Production Efficiencies x High - performance Formats x Greater ROMI x Speed - to - Market x Cost Optimization Strategy Creative Execution Value Proposition Connect Strategy to Execution with an End - to - End Approach

9 9 About IWCO Direct: Direct Mail Performance Production & execution all under one roof Agency services complemented by production expertise Single - source for cross - channel marketing End - to - End Direct Marketing Solution IWCO Direct Drives Continuous Direct Mail PERFORMANCE IMPROVEMENT Not just a printer… We are a comprehensive direct marketing solution Direct mail AND integrated direct marketing

About IWCO Direct: Services Offered

STRATEGY

- List management and procurement
- Econometric modeling
- Data mining
- Primary and secondary research
- Back-end reporting
- Attribution studies

DATA

- Mailing strategy and cadence
- Offer, format, and messaging
- Integrated DR campaigns
- Segmentation and testing methodology

CREATIVE

- Creative design
- Copywriting
- Creative versioning

MEDIA

- Digital SEO/PPC
- Display
- Social (Facebook, Twitter, YouTube, LinkedIn)
- Broadcast (TV, Radio)

EXECUTION

- Digital asset management
- Campaign management
- Production management
- Multichannel

ANALYSIS

- Test and roll-out results
- Response vs. hold-out
- Multiple mixed media tactics
- Adjusted strategy and test recommendations
- Response to KPI (RR, CPL, CPA)

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STEEL CONNECT

11 11 About IWCO Direct: Benefits to our Customers Lower CPA By improving response and conversion rate Improve Results Through data - driven, disciplined, repetitive, and strategic testing Higher Response Through greater relevance and personalization based on segment and life stage data Increase CLV Through disciplined CRM programming and testing Connect Strategy to Execution Speed - to - market, innovation, cost efficiencies, and greater ROMI

12 12 About IWCO Direct: Why We Win in the Market? 01 02 03 04 05 Financial Strength Consistent reinvestment in the business; $15 million of capital expenditures in each of the past three years Market Leader Market leader in transition to continuous digital for direct mail Turnkey Service Turnkey service under one roof Effective Creative Efficient and effective creative optimizes production Robust Security Robust physical and data security practices

13 ModusLink at a Glance: Global, Integrated, Trusted Recent Accolades 2017 Gold Stevie ® Award Sales and Customer Service Inbound Logistics 2017 Logistics IT Provider Supply & Demand Chain Executive 2016 Green Supply Chain Award Business Intelligence Group 2016 BIG Innovation Award EMC Blue Sky Supplier Sustainability Award GoPro GoPro Versatile Award Intel Preferred Quality Supplier Award $437M ModusLink revenue $4.5B Client materials managed through ModusLink 419M Annual units shipped ~ 1,900 Full - time employees 20 Solution Centers 21 Languages 66% 6 of 9 high tech clients in Gartner Supply Chain Top 25 1 Technology platform with single integration effort 8 Highly integrated supply chain and logistics solutions 13

14 These integrated solutions are built on a standard set of processes configured to meet our clients’ unique business objectives Product Supply Chain & Logistics Customer Brand Experience Transportation Management Reverse Logistics Channels Distributor Retail Enterprise End - User Material Planning & Factory Supply E - Commerce Contact Center Financial Management Internet of Things (IoT) Powered by Poetic Returns Management Entitlement Management Value - Added Warehousing & Distribution ModusLink: Modular Solutions Driving Client ROI Designed to work together to drive revenue growth, reduce costs and enhance the end - customer brand experience. 14

ModusLink: End-to-End Capabilities Backed by Automation

More than 30 years of market knowledge and experience.

All ModusLink solutions & services are scalable and integrated to ensure quick time-to-market. The graphic below demonstrates the interrelation of all ModusLink services.

- Market Expansion
- Manufacturing to Market
- Reverse Logistics
- End-to-End Commerce Solutions
- IoT Enabled Supply Chain



Factory Feed
Procurement, Planning & Freight
Import / Export Expertise
Customer Contact
Continuous Optimization
Trade-In Enablement
Postponement & Customization
Consumer Returns
E-Commerce Integration
Analytics & Insight
Grading & Disposition
Order Management
B2C & B2B Fulfillment
Marketplace Integration
Solution Design
Re-Marketing Enablement
Payment Services
Home Replenishment
Entitlement & Subscription

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16 16 AMERICAS Riverside, Calif. Miami, Fla. Waltham, Mass. (HQ) Raleigh, North Carolina Nashville, Tenn. Orem, Utah Monterrey, Mexico Guadalajara, Mexico EMEA Brno, Czech Republic Kildare, Ireland Apeldoorn, The Netherlands Venray, The Netherlands ASIA Sydney, Australia Chongqing, China Futian, China Shenzhen, China Kunshan, China Waigaoqiao, China Isehara, Japan Penang, Malaysia Singapore ModusLink: Global Operations Footprint Investing in Facilities and Automation LEGEND Solution Centers

17 17 ModusLink: A Sampling of our Client Partners 17

18 March 19, 2018 Fiscal Year 2018 Second Quarter Financial Updates

Fiscal 2018 Second Quarter Financial Highlights

(For the 3-month periods ended January 31, 2018 and January 31, 2017)

($'s in millions)	3-Months Q2 Fiscal Year '18	3-Months Q2 Fiscal Year '17	$ Change	% Change
Net Revenue	$151.1	$117.6	$33.6	28.5%
Gross Profit	$17.0	$11.2	$5.8	51.4%
Gross Margin %	11.2%	9.5%	---	170 bps
SG&A	$30.1	$11.9	$18.2	152.4%
Total Operating Expenses	$21.5	$12.7	$8.8	69.5%
Operating Loss	$(4.6)	$(1.5)	$3.1	204.3%
Net Income (Loss)	$65.1	$(2.9)	$68.0	2,339.8%
Adjusted EBITDA*	$6.5	$3.4	$3.1	92.2%

- Net revenue improvement driven by the IWCO Direct acquisition, offset by lower ModusLink revenue as anticipated (planned client exits and end of life programs).
- Gross margin improvement driven by the IWCO Direct acquisition, and higher margins in ModusLink's Asian and e-Business operations.
- SG&A expenses increased due to the additional expenses associated with the IWCO Direct business, higher professional fees related to the acquisition and higher share-based compensation expense. FY18 Q2 operating expenses include a $12.7 million gain on the sale of real estate in Asia and $4.1 million associated with amortization of intangible assets (trademarks, tradenames and customer relationships).
- The Company incurred higher interest expense of $4.5 million related to the additional debt associated with the acquisition; there was a $1.5 million year-over-year swing due to losses from foreign currency in the FY18 period compared to a gain in FY17.
- The Company recorded an income tax benefit of $77.7 million compared to an income tax expense of $0.7 million in the FY17 second quarter. The income tax benefit related to the reduction of the valuation allowance with the IWCO Direct acquisition of $79.9 million, partially offset by income tax expense in certain jurisdictions where the Company operates, using the enacted tax rates in those jurisdictions.

** See EBITDA and Adjusted EBITDA reconciliation on page 20.*

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STEEL CONNECT

Fiscal 2018 Second Quarter Financial Comparisons

EBITDA Reconciliation

($'s in thousands)

Steel Connect, Inc. and Subsidiaries
Reconciliation of Selected Non-GAAP Measures to GAAP Measures
(in thousands)
(unaudited)

Net income (loss) to Adjusted EBITDA[1]

	Three Months Ended January 31, 2018	Three Months Ended January 31, 2017	Six Months Ended January 31, 2018	Six Months Ended January 31, 2017
Net income (loss)	$ 65,089	$ (2,906)	$ 59,852	$ (11,449)
Interest income	(92)	(15)	(256)	(180)
Interest expense	6,575	2,109	8,682	4,138
Income tax expense	(77,664)	723	(76,577)	1,772
Depreciation	3,764	2,068	5,656	4,090
Amortization of intangible assets	4,107	-	4,107	-
EBITDA	1,778	1,979	1,465	(1,629)
SEC inquiry and financial restatement costs	-	10	-	12
Strategic consulting and other related professional fees	2,493	3	2,602	7
Executive severance and employee retention	133	-	149	300
Restructuring	4	776	41	2,150
Non-cash charge related to a fair value step-up to work-in-process inventory	6,971	-	6,971	-
Share-based compensation	7,105	189	7,397	381
Gain on sale of long-lived asset	(12,692)	-	(12,692)	-
Impairment of long-lived assets	(101)	-	(91)	-
Unrealized foreign exchange (gains) losses, net	736	1,815	1,084	1,582
Other non-operating (gains) losses, net	282	(990)	(1,775)	(105)
(Gains) on investments in affiliates and impairments	(200)	(396)	(401)	(896)
Adjusted EBITDA[1]	$ 6,509	$ 3,386	$ 4,750	$ 1,802

[1] The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and restatement costs, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, non-cash charge related to a fair value step-up to work-in-process inventory, share-based compensation, gain on sale of long-lived asset, impairment of long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, and (gains) losses on investments in affiliates and impairments.

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STEEL CONNECT

21 21 Future Focus on Strengthening our Balance Sheet ▪ $106.4 million in cash and cash equivalents to fund working capital and all business needs. ▪ Funding for IWCO acquisition provided by Cerberus Business Finance as a $393.0 million loan and a borrowing of up to $25.0 million under a revolving credit facility repayable in consecutive quarterly installments, commencing on March 31, 2018. ▪ ABL Credit Facility with PNC Bank (agent/lender); up to $50 million available (contingent upon assets and Agreement conditions); $0.0 million borrowed as of January 31, 2018 (excluding undrawn LCs). ▪ Raised $100 million in 2014 through Convertible Notes Offering: ▪ Wells Fargo Bank – Trustee ▪ Bear interest at 5.25% per annum, payable semi - annually ▪ Mature in March 2019 ▪ Net carrying value of the Notes was $62.1 million as of January 31, 2018 Total Cash & Equivalents $106.4 $119.8 $110.7 Trading Securities -- -- $11.9 Working Capital $70.6 $109.2 $108.7 Total Debt 1 $466.6 $67.6 $67.6 Current Ratio 1.3 1.7 1.6 Net Debt 2 $(360.2) $52.2 $55.0 Select Balance Sheet Data ($’s in thousands) Jan. 31, 2018 Oct. 31, 2017 Jul. 31, 2017 1 Represents amount of the Convertible Notes at maturity plus the outstanding balance on IWCO Direct’s Credit Facility plus balance outstanding on the Cerberus Term Loan. 2 Represents Total Cash & Equivalent + Trading Securities – Total Debt as defined above.

22 22 Conclusion □ The addition of IWCO Direct changes our financial profile and offers opportunities for significant value creation, both near - and long - term. □ The business transformation at ModusLink continues with a focus on improving processes, increasing gross margins, lowering costs and putting the company in a position for profitability as new business is generated and newer accounts grow in volume. □ IWCO Direct will now leverage The Steel Way to optimize business performance. □ We continue to strengthen the ModusLink and IWCO Direct teams, enter new markets and industries, and are investing in our foundations to support anticipated, profitable growth. □ We still have ~$2.1 billion in net operating loss carryforwards (NOL’s) to leverage for future acquisitions. □ We have a Board and management team that are aligned and focused on enhancing long - term, sustainable shareholder value.

23 23 1601 Trapelo Road | Suite 170 | Waltham, MA 02451 | United States | Tel: +1.781.663.5000 website: investor.moduslink.com Steel Connect, Inc. is a publicly - traded diversified holding company (Nasdaq Global Select Market symbol “STCN”) with two wholly - owned subsidiaries ModusLink Corporation and IWCO Direct that have market - leading positions in supply chain management and direct marketing. ModusLink Corporation provides digital and physical supply chain solutions to many of the world’s leading brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, medical devices, retail and luxury, and connected devices. With a global footprint spanning North America, Europe and the Asia Pacific, the Company’s solutions and services are designed to improve end - to - end supply chains in order to drive growth, lower costs, and improve profitability. IWCO Direct is a leading provider of data - driven marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. It is the largest direct mail production provider in North America, with a full range of services including strategy, creative, and production for multichannel marketing campaigns, along with one of the industry’s most sophisticated postal logistics strategies for direct mail. For details on ModusLink Corporation’s solutions visit www.moduslink.com, read the company’s blog for supply chain professionals For details on IWCO Direct visit www.iwco.com, read the company’s blog, “Speaking Direct.” Investor Relations: Glenn Wiener, GW Communications Tel: 212 - 786 - 6011 Email: gwiener@GWCco.com Follow us on social media: LinkedIn | Twitter | Facebook | YouTube | Google+